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                                                                 Exhibit 4.2

________________________________________________________________________________
                                ORNDA HEALTHCORP

                               SUMMIT HEALTH LTD.

                                      AND

                       U.S. TRUST COMPANY OF TEXAS, N.A.

                                    Trustee

                               _________________

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of April 19, 1994

                               _________________

                 Supplemental to Indenture dated as of May 15, 1992 between OrNda HealthCorp and U.S. Trust Company of Texas, N.A., as Trustee, relating to OrNda HealthCorp's $400,000,000 principal amount of 12-1/4% Senior Subordinated Notes due 2002
________________________________________________________________________________
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                          FIRST SUPPLEMENTAL INDENTURE

                 FIRST SUPPLEMENTAL INDENTURE, dated as of April 19, 1994, among, ORNDA HEALTHCORP, a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), SUMMIT HEALTH LTD., a corporation duly organized and existing under the laws of the State of California (the "Co-Obligor") and U.S. TRUST COMPANY OF TEXAS, N.A., a national banking association duly organized and existing under the laws of the United States (the "Trustee"), as Trustee under the Indenture hereinafter mentioned.

                                   WITNESSETH

                 WHEREAS, the Issuer heretofore executed and delivered to the Trustee an Indenture dated as of May 15, 1992 (the "Indenture"), providing for the issuance of $400,000,000 principal amount of the Issuer's 12-1/4% Senior Subordinated Notes due 2002 (the "Securities");

                 WHEREAS, Section 10.01 of the Indenture, "Supplemental Indentures Without Consent of Holders", provides that provisions of the Indenture may be amended or supplemented without the consent of the Holders with respect to certain matters therein identified;

                 WHEREAS, the Co-Obligor desires in and by the First Supplemental Indenture to expressly assume with the Issuer the obligation to pay the principal and interest on the Securities;

                 WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make this First Supplemental Indenture valid and binding have been complied with or have been done or performed;

                 NOW, THEREFORE, in consideration of the above premises, and in order to comply with the terms of Section 10.01(d) of the Indenture, the Issuer covenants with the Trustee as follows:





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                                  ARTICLE ONE

                                  DEFINITIONS

                 Section 1.01. For all purposes of the Indenture and this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                          (a)     the words "herein", "hereof" and "hereunder"
and other words of similar import refer to the Indenture and this First Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

                          (b)     capitalized terms used but not defined herein
shall have the meanings assigned to them in the Indenture.

                                  ARTICLE TWO

                                   AMENDMENTS

                 Section 2.01. Section 1.01 of the Indenture is hereby amended to include the definition of "Co-Obligor" which will follow the definition of "Consolidated Tax Expense" and will state:

                 ""Co-Obligor" means Summit Health Ltd., a corporation duly organized under the laws of the State of California."

                 Section 2.02. The definition of Senior Debt in Section 101 of the Indenture shall be amended by adding the following sentence at the end thereof:

                 "For the purpose of determining the obligations of the Co-Obligor to make payments with respect to the Securities and the relative rights of any holder of Senior Debt and any holder of a Security against the Co-Obligor and for no other purpose, each reference to "Issuer" in the definition of "Senior Debt" contained in this Indenture shall be deemed to be a reference to "Co-Obligor" and each reference to "Senior Debt" in any provision in this Indenture or in any Security shall be deemed to be a reference to such definition as so modified."





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                 Section 2.03.  Section 4.01 of the Indenture is hereby
amended to read, in its entirety, the following:

                 "Section 4.01. Payment of Securities. The Issuer or the Co-Obligor shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the due date if the Trustee or Paying Agent (other than the Issuer, the Co- Obligor,any Subsidiary of the Issuer or the Co-Obligor, or any Affiliate of any thereof) holds on that date money, in immediately available funds, deposited for and sufficient to pay the installment.

                 The Issuer or the Co-Obligor shall pay interest on overdue principal at the rate borne by the Securities and they shall pay interest on overdue installments of interest at the same rate, to the extent lawful.

                 The obligations of each of the Issuer and the Co-Obligor under this Section shall to be joint and several."

                 Section 2.04. Section 9.01 of the Indenture shall be amended by adding the following new paragraph at the end thereof:

                 "Co-Obligor agrees to be bound by and comply with the terms and conditions of this Article Nine as if each reference to "Issuer" in this Article Nine were a reference to "Co-Obligor"."


                                 ARTICLE THREE

                                 MISCELLANEOUS

                 Section 3.01. All of the terms and conditions of the Indenture shall remain in full force and effect.

                 Section 3.02. The Trustee accepts the modification of the Indenture effected by this First Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals





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herein contained, which shall be taken as the statements of the Issuer.  The
Trustee makes no representation and shall have no responsibility as to the validity of this First Supplemental Indenture.

                 Section 3.03. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this First Supplemental Indenture or of the Indenture shall not in any way be affected or impaired thereby.

                 Section 3.04. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

                 Section 3.05. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.





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                 IN WITNESS WHEREOF, the Issuer, the Co-Obligor and the Trustee
have caused their names to be signed hereto by their respective officers thereunder duly authorized and their respective corporate seals, duly attested, to be hereunto duly affixed, all as of the day and the year first above written.


                                           ORNDA HEALTHCORP

[SEAL]                                     By: /s/ Keith B. Pitts
                                              ---------------------------------
                                              Name:  Keith B. Pitts
                                              Title: Executive VP & CFO

Attest:

/s/ James H. Johnson
- --------------------------------------------


                                           SUMMIT HEALTH LTD.

[SEAL]                                     By: /s/ Keith B. Pitts
                                              ---------------------------------
                                              Name:  Keith B. Pitts
                                              Title: Executive VP & CFO

Attest:

/s/ James H. Johnson
- --------------------------------------------


                                           U.S. TRUST COMPANY OF TEXAS, N.A.

[SEAL]                                     By: /s/ Gerard F. Facendola
                                              --------------------------------
                                              Name: Gerard F. Facendola
                                              Title: Vice President

Attest:

/s/ Joe Stith
- --------------------------------------------





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STATE OF NEW YORK         )
                          ss.:
COUNTY OF NEW YORK        )

                 On the 19th day of April, 1994, before me personally came

             Keith B. Pitts
 ____________________________________________, to me known, who, being duly

                                              Executive VP & CEO
 sworn, did depose and say that he is the____________________________ of ORNDA HEALTHCORP, one of the corporations described in and which executed the foregoing instrument; that the seal affixed to said instrument is such corporate seal; that is was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                          /s/ Daniel Weisberg
                                          ______________________________________
                                          Daniel Weisberg
                                          Notary Public, State of New York


STATE OF NEW YORK         )
                          ss.:
COUNTY OF NEW YORK        )

                 On the 19th day of  April, 1994, before me personally came

              Keith B. Pitts
_______________________________________________, to me known, who, being duly

                                            Executive VP & CFO
sworn, did depose and say that he is the _________________________ of SUMMIT HEALTH LTD., one of the corporations describe in and which executed the foregoing instrument; that the seal affixed to said instrument is such corporate seal; that is was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                          /s/ Daniel Weisberg
                                          ______________________________________
                                          Daniel Weisberg
                                          Notary Public, State of New York


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STATE OF TEXAS                    )
                                  ss.:
COUNTY OF DALLAS                  )

                 On the 13th day of April, 1994, before me personally came GERALD F. FACENDOCA, to me known, who, being duly sworn, did depose and say that he is the VICE PRESIDENT of U.S. TRUST COMPANY OF TEXAS, N.A., one of the corporations describe in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that is was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                          /s/ A. M. Hayes
                                         ----------------
                                  (SEAL)   A. M. HAYES
                                          NOTARY PUBLIC
                                          State of Texas
                                        Comm. Exp. 12-31-97





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